EXHIBIT 10.11

Translation from the German language

Agreement
on the principles of cooperation between
Tri Ion Wassertechnik and NuCon Inc.

Both sides agree to cooperate on the basis of already gathered experience and existing contacts.

Tri Ion is ready and capable to offer on a turn-key basis water purification plants and absorbers.

The export price list based on the conditions ex work shall be applied.

Tri Ion shall provide marketing support in form of brochures and data carriers.

Tri Ion shall provide: certificates, data sheets and tariff numbers.

Tri Ion shall submit a reference list understandable for customers.

NuCon shall use contacts in Russia in order to establish clients’ contacts and initiate business.

NuCon shall submit once a month a status report on the activities implemented.

NuCon shall receive a commission of 20% of the business arranged.

During the validity of these principles Tri Ion shall provide NuCon with a monthly expense allowance of 150.00 Euro.

Tri Ion is ready to visit with potential customers relevant reference projects in Germany, primarily in the area Nordrhein-Westfalen.

These principles of cooperation shall be examined and modified by both sides end of August / beginning of September 2006.

Moscow / Ratingen, 8 February 2006.

/s/ U. Kromozinski	/s/ Valerij A. Lebedew / Alexander Stepanenko
U. Kromozinski	Valerij A. Lebedew / Alexander
Stepanenko
Tri Ion Wassertechnik	NuCon Inc.